UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2025

Emerald Holding, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38076	42-1775077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Broadway, 14th Floor
New York, New York		10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 226-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2025, Emerald X, Inc. (“EEX”), a wholly-owned subsidiary of Emerald Holding, Inc. (the “Company”), entered into new senior secured credit facilities (the “Senior Secured Credit Facilities”) with a syndicate of lenders and Bank of America, N.A., as administrative agent, providing for (i) a seven-year $515.0 million senior secured term loan facility (the “Term Loan Facility”), scheduled to mature on January 30, 2032 and (ii) a $110.0 million senior secured revolving credit facility (the “Revolving Credit Facility”), scheduled to mature on January 30, 2030. A portion of the proceeds of the Term Loan Facility were used to refinance all existing loans outstanding under EEX’s previous senior secured credit facilities, and to pay costs and expenses in connection with the refinancing. The balance of the proceeds of the Term Loan Facilities remain on the balance sheet of EEX and may be used from time to time for general business purposes, including the financing of acquisitions. The Revolving Credit Facility was not drawn and may be used from time to time for general business purposes, including the financing of acquisitions.

Rates and Fees

Term Loans under the Senior Secured Credit Facilities bear interest at a rate equal to, at EEX’s option, either:

(a)
a base rate equal to the greatest of: (i) the administrative agent’s prime rate; (ii) the federal funds effective rate plus 50 basis points and (iii) one month Term SOFR plus 1.00%; in each case plus 2.75%, or
(b)
Term SOFR plus 3.75%.

Revolving Loans under the Senior Secured Credit Facilities bear interest at a rate equal to, at EEX’s option, either:

(a)
a base rate equal to the greatest of: (i) the administrative agent’s prime rate; (ii) the federal funds effective rate plus 50 basis points and (iii) one month Term SOFR plus 1.00%; in each case plus 1.25%, or
(b)
Term SOFR plus 2.25%;

in each case of any Revolving Loans, subject to one step-up of 0.25% if the Total First Lien Net Leverage Ratio (as defined in the Senior Secured Credit Facilities) exceeds 2.50 to 1.00 and one additional step-up of 0.25% if the Total First Lien Net Leverage Ratio exceeds 2.75 to 1.00.

The Revolving Credit Facility is subject to payment of a commitment fee of 0.25% per annum, calculated on the unused portion of the facility, which may be increased to 0.375% if the Total First Lien Net Leverage Ratio exceeds 3.00 to 1.00 and to 0.50% if the Total First Lien Net Leverage Ratio exceeds 3.50 to 1.00. Upon the issuance of letters of credit under the Senior Secured Credit Facilities, EEX is required to pay fronting fees, customary issuance and administration fees and a letter of credit fee equal to the then-applicable margin (as determined by reference to Term SOFR) for the Revolving Credit Facility.

Payments and Commitment Reductions

The Term Loan Facility requires scheduled quarterly payments, each equal to 0.25% of the original principal amount of the loans made under the Term Loan Facility on January 30, 2025.

The Senior Secured Credit Facilities require certain mandatory prepayments of outstanding loans under the Term Loan Facility, subject to certain exceptions and step-downs, based on (i) a percentage of net cash proceeds of certain asset sales and casualty and condemnation events in excess of certain thresholds (subject to certain reinvestment rights), (ii) net cash proceeds of any issuance of debt, excluding permitted debt issuances and (iii) a percentage of Excess Cash Flow (as defined in the Senior Secured Credit Facilities) in excess of certain thresholds during a fiscal year.

Guarantees, Covenants and Events of Default

All obligations under the Senior Secured Credit Facilities are guaranteed by EEX’s direct parent company and, subject to certain exceptions, substantially all of EEX’s direct and indirect wholly-owned domestic subsidiaries, and such obligations and the related guarantees are secured by a perfected first priority security interest in substantially all tangible and intangible assets owned by EEX or by any guarantor.

The Senior Secured Credit Facilities contain customary incurrence-based negative covenants, including limitations on indebtedness; limitations on liens; limitations on certain fundamental changes (including, without limitation, mergers, consolidations, liquidations and dissolutions); limitations on asset sales; limitations on dividends and other restricted payments; limitations on investments, loans and advances; limitations on payments, repayments and modifications of subordinated indebtedness; limitations on changes in fiscal periods; limitations on agreements restricting liens and/or dividends; and limitations on changes in lines of business.

In addition, the Revolving Credit Facility contains a financial covenant requiring EEX to comply with a 5.50 to 1.00 Total First Lien Net Leverage Ratio. This financial covenant is tested quarterly only if the aggregate amount of revolving loans, swingline loans and letters of credit outstanding under the Revolving Credit Facility (net of up to $10.0 million of outstanding letters of credit and collateralized letters of credit) exceeds 35% of the total commitments thereunder.

Events of default under the Senior Secured Credit Facilities include, among others and subject to certain customary exceptions and limitations, nonpayment of principal when due; nonpayment of interest, fees or other amounts; cross-defaults; covenant defaults; material inaccuracy of representations and warranties; certain bankruptcy and insolvency events; material unsatisfied or unstayed judgments; certain ERISA events; change of control; or actual or asserted invalidity of any guarantee or security document.

The foregoing description of the Senior Secured Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Credit Agreement filed as Exhibit 10.1 herein and incorporated by reference herein. Capitalized terms not defined herein have the meanings set forth in the Second Amended and Restated Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Senior Secured Credit Facilities is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Second Amended and Restated Credit Agreement, among Emerald X, Inc., the guarantors party thereto, Bank of America, N.A. and the other lenders party thereto, dated January 30, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Certain exhibits, schedules and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted exhibits, schedules and annexes to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD HOLDING, INC.

Date:	January 30, 2025	By:	/s/ David Doft
David Doft Chief Financial Officer